UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

ADT Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

001-38352
(Commission File Number)

47-4116383
(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 322-7235
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Appointment of Tracey Griffin as a Member of the Board of Directors

ADT Inc. (the “Company”) has appointed Ms. Tracey Griffin as a member of the Company’s Board of Directors (the “Board”) and a member of the audit committee, effective November 9, 2018.  Ms. Griffin is the Chief Financial Officer of Kendra Scott, a U.S. based lifestyle retail brand, since September 2018.  Prior to her position at Kendra Scott, Ms. Griffin was the Chief Financial Officer for PANDORA Americas, a global affordable jewelry brand, from February 2016, where she was responsible for finance, accounting, IT, operations and legal affairs.  Prior to becoming Chief Financial Officer, Ms. Griffin was PANDORA’s Chief Operating Officer from October 2014. In both roles at PANDORA, Ms. Griffin was responsible for the expansion of the PANDORA brand into Latin America.  Prior to PANDORA, from 1995 to October 2014, Ms. Griffin was a Senior Partner at McKinsey & Company, a global management consulting firm, where she served retail and consumer goods and healthcare clients.  Ms. Griffin also serves on the Board and Audit and Finance Committee of Partnership for a Healthier America, a non-profit organization, since 2016. Ms. Griffin also served on the Board and a member of the Strategy Committee of UNCF: United Negro College Fund from 2012 until 2017.  Ms. Griffin has a bachelor’s degree in Finance from Georgetown University.

In connection with Ms. Griffin’s appointment, the size of the Board will be increased to 11 members, and Ms. Griffin will be appointed to the Board as a Class I director of the Board to serve in accordance with the organizational documents of the Company until her successor is duly elected and qualified or until her earlier death, resignation or removal.

A copy of the press release announcing the appointment of Ms. Griffin to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01          Regulation FD Disclosure.

As previously reported by the Company on October 24, 2018, Prime Security Services Borrower, LLC (“Prime Borrower”), an indirect wholly owned subsidiary of the Company, has obtained debt financing commitments for up to an additional $317.5 million of first lien term loans under its existing senior secured first lien credit facilities (the “Committed Term Loans”). On November 9, 2018, Prime Borrower announced that it is seeking to raise, in addition to the Committed Term Loans, an additional $107.5 million first lien term loans under its existing senior secured first lien credit facilities, for a total of $425 million of incremental first lien term loans.

Prime Borrower expects to have a meeting with its lenders on November 13, 2018 in connection with the incremental first lien term loans. The Company expects to use available cash and part of the proceeds of the incremental first lien term loans to consummate the previously announced acquisition of Red Hawk Fire & Security (the “Acquisition”). The Company intends to use the remaining proceeds of the incremental first lien term loans that are not required to fund the Acquisition, after giving effect to available funds on the closing date of the Acquisition, for general corporate purposes, which may include the refinancing, redemption or repurchase of outstanding indebtedness.

The transactions described above are subject to market and other conditions, and may not occur as described or at all.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of this Form 8-K.  Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.
Forward Looking Statements

ADT has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties.  All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters.  Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions.  These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management.  ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this document, or to occur at all, including among others, risk factors that are described in the ADT Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Item 9.01           Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2018	ADT Inc.

	By:	/s/ P. Gray Finney
P. Gray Finney
Senior Vice President, Chief Legal Officer
and Secretary